Exhibit 20

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
April 2004

I	Initial SWIFT VIII Series 2003-A Statistics
	Trust Cap	$3,632,000,000.00
	Pool Balance at Initial Cut-Off Date	$4,379,979,916.46
	Initial Trust Balance	$3,632,000,000.00
	Offered Term Note 2003-A	$2,000,000,000.00
	Term Note 2004-A (issued March 30, 2004)	$500,000,000.00
	Initial Revolving Note Balance	$1,500,000,000.00
	Revolving Note 2004 RN—1 (issued March 30, 2004)	$250,000,000.00
	Certificate Balance	$132,000,000.00
	Reserve	$262,920,000.00
	Cash Accumulation Reserve—Notes	$24,406,000.00
	Cash Accumulation Reserve—Certificates	$4,050,000.00
II	Current Collection Period Statistics
	Pool and Trust Statistics
	Beginning Pool Balance	$5,896,995,078.14
	New A/R Principal	2,453,030,065.29
	Principal Reductions	(1,970,577,862.61)
	Factory Credits/Warranty Repurchases	(399,398,304.08)
	Partial Pay-Off Account	1,595,364.49
	Administrative Repurchases	—
	Warranty Repurchases	—
	Eligible Accounts Repurchased	—
	Defaulted Receivables	—

	Net Change in Pool Balance	$84,649,263.09

	Ending Pool Balance	$5,981,644,341.23
	Average Daily Pool Balance	$5,942,120,404.69
	Beginning Trust Balance	$4,382,000,000.00
	Ending Trust Balance	$4,382,000,000.00
	Average Daily Trust Balance	$4,382,000,000.00
	Beginning Cash Accumulation Reserve Fund Account—2003 Term Notes	$22,389,508.37
	Ending Cash Accumulation Reserve Fund Account—2003 Term Notes	$21,985,100.10
	Change in Cash Accumulation Reserve Fund Account—2003 Term Notes	$404,408.27
	Beginning Cash Accumulation Reserve Fund Account—2004 Term Notes	$5,071,000.00
	Ending Cash Accumulation Reserve Fund Account—2004 Term Notes	$4,990,172.76
	Change in Cash Accumulation Reserve Fund Account—2004 Term Notes	$80,827.24
	Beginning Cash Accumulation Reserve Fund Account—Certificates	$3,751,808.49
	Ending Cash Accumulation Reserve Fund Account—Certificates	$3,692,016.51
	Change in Cash Accumulation Reserve Fund Account—Certificates	$59,791.98
	Excess Available Receivable Balance	$1,227,660,552.18
	Defaulted Receivables — Eligible	—
	Defaulted Receivables — Ineligible	—
	Gross Weighted Average Receivable Rate	4.33%
	Weighted Average Cost of Wholesale Incentive Plan	0.08%
	Securities Balances
	Beginning Offered Term Note 2003—A Balance	$2,000,000,000.00
	Ending Offered Term Note 2003—A Balance	$2,000,000,000.00
	Average Daily Offered Term Note 2003—A Balance	$2,000,000,000.00
	Beginning Offered Term Note 2004—A Balance	$500,000,000.00
	Ending Offered Term Note 2004—A Balance	$500,000,000.00
	Average Daily Offered Term Note 2004—A Balance	$500,000,000.00
	Beginning Revolving Note RN—1 Balance	$750,000,000.00
	Ending Revolving Note RN—1 Balance	$750,000,000.00
	Average Daily Revolving Note RN—1 Balance	$750,000,000.00
	Beginning Revolving Note RN—2 Balance	$750,000,000.00
	Ending Revolving Note RN—2 Balance	$750,000,000.00
	Average Daily Revolving Note RN—2 Balance	$750,000,000.00
	Beginning Revolving Note RN—3 Balance	$250,000,000.00
	Ending Revolving Note RN—3 Balance	$250,000,000.00
	Average Daily Revolving Note RN—3 Balance	$250,000,000.00
	Beginning Certificate Balance	$132,000,000.00
	Ending Certificate Balance	$132,000,000.00
	Average Daily Certificate Balance	$132,000,000.00
III	Trust Percentage & Trust Interest Collections
	Average Offered 2003 Term Note Balance	$2,000,000,000.00
	Average Offered 2004 Term Note Balance	500,000,000.00
	Average Daily Revolving 2003 RN—1 Balance	750,000,000.00
	Average Daily Revolving 2003 RN—2 Balance	750,000,000.00
	Average Daily Revolving 2004 RN—1 Balance	250,000,000.00
	Average Certificate Balance	132,000,000.00

	Average Daily Trust Balance	$4,382,000,000.00

	Average Daily Pool Balance	$5,942,120,404.69
	Total Interest Collected	$20,224,337.26
	Trust Percentage	73.7447%

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
April 2004

			Beginning			Ending
			Note Distribution	Current Month	Required	Note Distribution
			Account Balance	Actual Amounts	Distribution	Account Balance
IV Distribution of Trust Interest
Available Trust Interest:
Trust Interest Collections				$5,712,181.13
Minimum Investment Proceeds (Commercial Paper)				0.00
Minimum Investment Proceeds (Money Market Funds)				217,265.07

				$5,929,446.20

2003 Term Note Interest	Interest Rate (LIBOR+.13%)	1.23%
	Average Daily Balance	$2,000,000,000.00	N/A	$2,186,666.67	$2,186,666.67	N/A
	# of Days of Interest	32

2004 Term Note Interest	Interest Rate (LIBOR+.08%)	1.18%
	Average Daily Balance	$500,000,000.00	N/A	$524,444.44	$524,444.44	N/A
	# of Days of Interest	32

2003 Revolving Note RN-1	Interest Rate (LIBOR+.22%)	1.31%
	Average Daily Balance	$750,000,000.00	N/A	$818,750.00	$818,750.00	N/A
	# of Days in Collection Period	30

2003 Revolving Note RN-2	Interest Rate (LIBOR+.22%)	1.31%
	Average Daily Balance	$750,000,000.00	N/A	$818,750.00	$818,750.00	N/A
	# of Days in Collection Period	30

2003 Revolving Note RN-1	Interest Rate (LIBOR+.12%)	1.21%
	Average Daily Balance	$250,000,000.00	N/A	$252,083.33	$252,083.33	N/A
	# of Days in Collection Period	30

		Subtotal		$4,600,694.44

	Interest Available After Notes			$1,328,751.76

Servicer Advances Not Previously Reimbursed				$—

Reserve Fund Deposit Amount				$—

Cash Accumulation Reserve Fund Deposit Amount				$—

Certificate Interest	Interest Rate (LIBOR+.45%)	1.55%
	Average Daily Balance	$132,000,000.00		$181,866.67	$181,866.67	N/A
	# of Days of Interest	32

Trust Defaulted Amount				$—

Unreimbursed Trust Charge-Offs				$—

		Seller Excess Interest		$1,146,885.09

Cash Accumulation Reserve Fund Draw Amount—2003 Term Note				$404,787.41
Cash Accumulation Reserve Fund Draw Amount—Certificates				$59,848.03
Cash Accumulation Reserve Fund Draw Amount—2004 Term Note				$80,961.51

		Seller Excess Interest + Draw Amount		$1,611,520.53

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)				$3,651,666.67

Summary
(A)	Coverage of Deficiency Amount
	Deficiency Amount		$—		From Bank of New York to GMAC
	Deficiency Amount Covered by Servicer Advance		—		Seller Excess Interest	$1,146,885.09
	(a) Monthly Service Fee		—		Cash Accumulation Draw Amount—2003 Term Note	404,787.41
					Cash Accumulation Draw Amount—Certificates	59,848.03
					Cash Accumulation Draw Amount—2004 Term Note	80,961.51
	(b) (1) Aggregate Term Noteholders’ Interest		—		Ineligible Interest	—
	(2) Revolver Interest		—		Additional Trust Principal	—
	(3) Specified Support Arrangements Payments		—		Minimum Investments Received for Current Month	(217,265.07)

	(c) Aggregate Certificateholders’ Interest		—		5/17/2004 Distribution to GMAC	$1,475,216.97

	Unsatisfied Deficiency Amount		—
	Unsatisfied Deficiency Amount Covered by Reserve		—
	(a) Monthly Service Fee		—		From Bank of New York to Chase Manhattan Bank (USA)
	(b) (1) Aggregate Term Noteholders’ Interest		—		From Chase Manhattan Bank (USA) — New York to GMAC
	(2) Revolver Interest		—		Certificate Interest Due GMAC	$1,818.67

	(3) Specified Support Arrangements Payments		—
	(c) Aggregate Certificateholders’ Interest		—
	(d) Servicer Advances not previously reimbursed		—		From Bank of New York to Chase Manhattan Bank (USA)
	(e) Trust Defaulted Amount		—		From Chase Manhattan Bank (USA) — New York to DTC
					Certificate Interest Due Investors	$180,048.00

(B)	Beginning Unreimbursed Trust Charge-Offs		—
	Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)		—
	Plus: Trust Defaulted Amounts (Current)		—		From Bank of New York to US Bank (NCAT)
	Less: Amount Covered by Trust Interest Collections		—		Revolving Note Interest	$1,889,583.33

	Less: Reserve Fund Draw Amount		—

	Ending Unreimbursed Trust Charge-Offs		$—

					From Bank of New York to Term Note Holders (DTC)
(C)	Beginning Unreimbursed Servicer Advance		$—		Term Note Interest	$2,711,111.11

	Plus: Servicer Advance (Current Month)		—
	Less: Reimbursed Servicer Advance-
	(From Trust Interest Collections)		—		Total Disbursements From Bank of New York	$6,257,778.08

	Ending Unreimbursed Servicer Advance		$—

(D)	Reserve Fund Required Amount		$262,920,000.00
	Beginning Reserve Balance		$262,920,000.00
	Plus: Reserve Fund Deposit Amount		—
	Less: Reserve Fund Draw Amount		—

	Ending Reserve Balance		$262,920,000.00		Invest in Nations Money Market Funds from May 17, 2004 to June 14, 2004

	Required Amount Over Ending Reserve Balance		$—
(E)	Cash Accumulation Reserve Fund Required Amount		$21,580,312.69
	Beginning Cash Accumulation Reserve Fund Balance		$21,985,100.10
	Plus: Cash Accumulation Reserve Fund Deposit Amount		—
	Less: Cash Accumulation Reserve Fund Draw Amount		404,787.41	@	Distribution to GMAC

	Ending Cash Accumulation Reserve Fund Balance		$21,580,312.69		Invest in Nations Money Market Funds from May 17, 2004 to June 14, 2004

	Required Amount Over Ending Cash Accum Reserve Fund Bal		$—
(F)	Cash Accumulation Reserve Fund Required Amount		$3,632,168.48
	Beginning Cash Accumulation Reserve Fund Balance		$3,692,016.51
	Plus: Cash Accumulation Reserve Fund Deposit Amount		—
	Less: Cash Accumulation Reserve Fund Draw Amount		59,848.03	@	Distribution to GMAC

	Ending Cash Accumulation Reserve Fund Balance		$3,632,168.48		Invest in Nations Money Market Funds from May 17, 2004 to June 14, 2004

	Required Amount Over Ending Cash Accum Reserve Fund Bal	$

(G)	Cash Accumulation Reserve Fund Required Amount		$4,909,211.25
	Beginning Cash Accumulation Reserve Fund Balance		$4,990,172.76
	Plus: Cash Accumulation Reserve Fund Deposit Amount		—
	Less: Cash Accumulation Reserve Fund Draw Amount		80,961.51	@	Distribution to GMAC

	Ending Cash Accumulation Reserve Fund Balance		$4,909,211.25		Invest in Nations Money Market Funds from May 17, 2004 to June 14, 2004

	Required Amount Over Ending Cash Accum Reserve Fund Bal		$—

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
April 2004

VI	Distribution Amounts
		2003—A Term Note Balance Prior to Distribution	$2,000,000,000.00
		Distribution Amount Allocable to Principal	—

		2003—A Term Note Balance After Distribution	$2,000,000,000.00

		2004—A Term Note Balance Prior to Distribution	$500,000,000.00
		Distribution Amount Allocable to Principal	—

		2004—A Term Note Balance After Distribution	$500,000,000.00

		2003—Revolving Note RN—1 Balance Beginning of Collection Period	$750,000,000.00
		Movement During Collection Period	—

		2003—Revolving Note RN—1 Balance End of Collection Period	$750,000,000.00

		2003—Revolving Note RN—2 Balance Beginning of Collection Period	$750,000,000.00
		Movement During Collection Period	—

		2003—Revolving Note RN—2 Balance End of Collection Period	$750,000,000.00

		2004—Revolving Note RN—1 Balance Beginning of Collection Period	$250,000,000.00
		Movement During Collection Period	—

		2004—Revolving Note RN—1 Balance End of Collection Period	$250,000,000.00

		Certificate Balance Prior to Distribution	$132,000,000.00
		Distribution Amount Allocable to Principal	—

		Certificate Balance After Distribution	$132,000,000.00

VII	Trust Early Amortization Triggers
	(1)	Average Monthly Payment Rates <25%
		Current month	31.0%
		Current month — 1	34.6%
		Current month — 2	26.8%
		Three month Average	30.7%
	(2)	Reserve Fund < Reserve Fund Required Amount
		Reserve Fund on Deposit	$262,920,000.00
		Reserve Fund Required Amount	262,920,000.00

		Current month	$—

		Reserve Fund on Deposit	$262,920,000.00
		Reserve Fund Required Amount	262,920,000.00

		Current month — 1	$—

		Reserve Fund on Deposit	$262,920,000.00
		Reserve Fund Required Amount	262,920,000.00

		Current month—2	$—

	(3)	Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
		Reserve Fund Required Amount	$262,920,000.00
		Reserve Fund on Deposit	262,920,000.00

		Current month	$—

		Reserve Fund Trigger Amount	$20,000,000.00
	(4)	Used Trust Receivables/Daily Trust Balance > 20%
		Used Trust Receivables	$102,885,592.48
		Month-End Daily Trust Balance	$4,382,000,000.00
		Current month	2.3%
	(5)	Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75%
		(To be determined over most recent six Collection Periods)
		Current month	205.5%
		Current month — 1	172.6%
		Current month — 2	170.4%
		Current month — 3	170.4%
		Current month — 4	170.4%
		Current month — 5	170.4%
		Six month Average	176.6%
	(6)	Aggregate Available Receivables < 70% of Aggregate Receivables
		Current month	93.9%
		Current month — 1	94.0%
VIII	Cash Accumulation Triggers
	Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?		No
IX	Rapid Amortization Triggers
	Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2003-A Term Notes and 2004-A Term Notes and an Early Amortization Event for the Trust?
	(1)	The occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer or the Seller?	No
	Rapid Amortization Triggers for 2003-A Term Notes, 2004-A Term Notes and Certificates
	(2)	Term Note Cash Accumulation Reserve Fund Less Than $425,000.	No
		Current Month	$21,985,100.10
	(3)	Certificate Cash Accumulation Reserve Fund less Than $85,417.	No
		Current Month	$4,990,172.76
	(4)	Certificate Cash Accumulation Reserve Fund less Than $63,250.	No
		Current Month	$3,692,016.51
	(5)	Trust or Seller becomes required to register as an investment company.	No